                                                                   EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS AGREEMENT is made as of the 1st day of March, 2000, by and between SELECT MEDICAL CORPORATION, a Delaware corporation (the "Employer"), and ROBERT A. ORTENZIO, an individual (the "Employee").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Employer wishes to ensure the continued services of the Employee for the term of this Agreement, and the Employee desires to be employed by the Employer for such term, upon the terms and conditions set forth below;

          NOW THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

                       Article 1.    CAPACITY AND DUTIES

          1.01.    Employment Acceptance of Employment. The Employer hereby
                   -----------------------------------
employs the Employee, and the Employee hereby accepts employment by the Employer, subject to all the terms and conditions hereafter set forth.

          1.02.    Capacity. Employee shall serve as President and Chief
                   --------
Operating Officer of the Employer.

          1.03.    Duties. During the term of this Agreement, the Employee shall
                   ------
devote his full attention and his best efforts to the performance of the customary duties and responsibilities consistent with the Employee's position as described in Section 1.02, and shall serve as an officer and a member of the Boards of Directors of the Employer's parents, affiliates and subsidiaries to which the Employee is appointed by the Employer's Board of Directors, without compensation other than that provided for in this Agreement; provided that nothing herein shall be deemed to prevent the Employee from serving as a director of other companies so long as such service does not unreasonably interfere with the performance of the Employee's duties hereunder.

                 Article 2.    TERM OF EMPLOYMENT; TERMINATION

          2.01.    Term. Unless earlier terminated as hereafter provided, this
                   ----
Agreement shall commence on the date hereof and shall expire on the third anniversary of such date, provided that at the end of each 12-month period after the date hereof, unless either party gives written notice to the other not less than three months prior to the end of such 12-month period that it or he does not want the term of this Agreement to continue, such term shall thereafter automatically extend for an additional period of one year (with the result that, upon each anniversary of the date hereof, in the absence of such notice, the term shall be three years in lengthy (such period, including extensions thereof, being hereinafter referred to as the "Term").

          2.02.    Termination.
                   -----------

                   (a) Death and Disability. The employment of the Employee
                       --------------------
under this Agreement shall immediately terminate (i) upon the death of the Employee and (ii) upon written notice to the Employee given by the Board of Directors of the Employer, in the event that the Employee, in the reasonable opinion of the Board of Directors, is for any reason during the period of his employment hereunder unable to perform the duties to be performed by the Employee as contemplated by Section 1.03 for a period of 120 consecutive days by reason of the Employee's disability. The term "disability" as used in this
Section 2.02(a) means the inability
because of physical or mental injury or sickness to perform the substantial and material duties of the Employee hereunder. Upon a termination of employment described in this Section 2.02(a), (i) the Employee or his estate or beneficiaries, as applicable, shall be entitled to receive any base salary and other benefits earned and accrued under this Agreement prior to the date of termination, (ii) any stock options with respect to the Employer's stock held by the Employee at the time of such termination shall become fully exercisable as of the date of such termination and shall remain exercisable, by the Employee or his estate or beneficiaries, as applicable, until the later of three months following the date of such termination or the expiration date of such option, notwithstanding any contrary vesting schedules otherwise applicable to such options, and (iii) the Employee and his estate and beneficiaries shall have no further rights to any other compensation or benefits, or any other rights, hereunder.

          (b)  Discharge for Cause. The employment of the Employee under this
               -------------------
Agreement shall terminate immediately if the Chief Executive Officer of the Employer discharges the Employee for cause. For purposes of this Agreement, "cause" shall mean: (i) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness),
(ii) the engaging by the Employee in willful or reckless misconduct which is demonstrably and materially injurious to Employer monetarily or otherwise, or
(iii) the conviction of the Employee of a felony involving moral turpitude. For purposes of this Section 2.02(b), an act, or failure to act, on the Employee's part shall be considered "willful" or "reckless" only if done, or omitted to be done, by him not in good faith and without a reasonable belief that his action or omission was in the best interest of the Employer. The Employee's employment shall not be deemed to have been terminated for cause unless the Employer shall have given or delivered to the Employee (i) reasonable notice setting forth the reasons for the Employer's intention to terminate the Employee's employment for cause, (ii) an opportunity for the Employee to cure any such breach during the 30-day period after the Employee's receipt of such notice, (iii) a reasonable opportunity, at any time during the 30-day period after the Employee's receipt of such notice, for the Employee, together with his counsel, to be heard before the Board of Directors, and (iv) a Notice of Termination (as defined in Section 2.02(d)) stating that, in the good faith opinion of not less than a majority of the entire membership of the Board of Directors, the Employee was guilty of the conduct set forth in any of clauses
(i), (ii) or (iii) of the second sentence of this Section 2.02(b). If the Employer terminates the Employee's employment for cause pursuant to this Section 2.02(b), (i) the Employer shall pay to the Employee any base salary and other benefits earned and accrued under this Agreement prior to the termination of employment, excluding any unpaid bonuses, whether or not earned or accrued, and
(ii) the Employee shall have no further rights to compensation or benefits, or any other rights, hereunder.

          (c)  Good Reason. The Employee's employment may be terminated by the
               -----------
Employee for good reason. For purposes of this Agreement, "good reason" shall mean, unless otherwise consented to by the Employee:

               (i) the assignment to the Employee of any duties inconsistent in any material respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.02 of this Agreement, or any other action by the Employer which results in a material diminution or material adverse change in such position, status, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied within 15 days after receipt of the Notice of Termination given by the Employee, which specifies the Employee's grounds for good reason; provided that in order for such assignment or other action to constitute good reason hereunder, the Employee must give or deliver to the Employer the Notice of Termination, in accordance with Section 2.02(d), no later than 30 days after the time at which the assignment or action purportedly giving rise to good reason first occurs;

               (ii) any failure by the Employer to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer within 15 days after receipt of the Notice of Termination given by the Employee, which specifies the Employee's grounds for good reason; provided that in order for such failure to constitute good reason hereunder, the Employee must give or deliver to the Employer the Notice of Termination, in accordance with
Section 2.02(d), no later than 30 days after the time at which the failure purportedly giving rise to good reason first occurs;

               (iii) the Employer's requiring the Employee to be based at any office or location other than Mechanicsburg, Pennsylvania or within 25 miles of such location; or

               (iv)  any failure by the Employer to comply with and satisfy
Section 7.01 of this Agreement.

For purposes of this Section 2.02(c) any good faith determination of "good reason" made by the Employee shall be conclusive.

          (d) Notice of Termination. Any termination of the Employee's
              ---------------------
employment, other than a termination by reason of death, shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision of this Agreement relied upon, (ii) if applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) specifies the termination date (which date shall, except as otherwise expressly provided in this Article 2, be not more than 15 days after the giving of such Notice). In the event of a termination by the Employer for cause or a termination by the Employee for good reason, the Notice of Termination shall not be effective unless preceded by satisfaction of the procedural requirements set forth in Section 2.02(b) or 2.02(c) hereof, as applicable.

          (e) Certain Terminations. The Employer may terminate the Employee's
              --------------------
employment hereunder at any time for any reason or for no reason by providing a Notice of Termination in accordance with Section 2.02(d). If either (a) the Employee's services are terminated by the Employer for any reason other than for cause as defined in Section 2.02(b) hereof and other than due to death or disability or (b) the Employee terminates his employment for good reason as defined in Section 2.02(c) hereof: (i) the Employer shall pay to the Employee any base salary and other benefits earned and accrued under this Agreement prior the date of termination, (ii) the Employer shall pay to the Employee a pro-rated bonus for the year of termination in an amount equal to the product of(A) the target bonus established with respect to the Employee for such year, or if no such target is established the bonus paid or payable to the Employee for the year prior to the year of termination, multiplied by (B) a fraction, the numerator of which is the number of days in the year of termination completed prior to such termination and the denominator of which is 365; provided that if a target bonus had been established with respect to the year of termination, a pro-rated bonus shall be payable pursuant to this Section 2.02(e)(ii) only if the performance goals established with respect to such target bonus have been achieved by the date the bonus would have been paid in the absence of the Employee's termination of employment, (iii) the Employer agrees that such termination would not be voluntary or a termination "for cause" as contemplated by any stock option or other incentive plans and any stock option or other award agreements entered into between the Employer and the Employee (including agreements that may be entered into after the date hereof), and that any stock options with respect to the Employer's stock held by the Employee shall become fully exercisable as of the date of such termination and shall remain exercisable until the later of three months following the date of such termination or the expiration date of such option, notwithstanding any contrary vesting schedules otherwise applicable to such options, (iv) the Employer will continue to pay the Employee, for the balance of the Term, his base salary as of the date of such termination, and (v) the Employee shall have no further rights hereunder. Such continued payments will be made at the times and in the manner they would have been made to the Employee in the absence of such termination.

                          Article 3.    COMPENSATION

          3.01.    Cash Compensation. During the period of the Employee's
                   -----------------
services hereunder, as compensation for such services to the Employer pursuant to this Agreement, the

Employer shall pay to the Employee a base salary of $450,000 per year in equal bi-weekly installments. The Board of Directors of the Employer may, in its sole discretion from time to time, increase the base compensation to be paid to the Employee as provided in this Article 3. The Employee will also be eligible to receive bonus compensation, annual or otherwise, in an amount to be determined by the Employer's Board of Directors in its sole discretion.

          3.02.    Stock Options. The Employee will be eligible to receive such
                   -------------
stock options as the Employer's Board of Directors may grant to him from time to time pursuant to the Employer's stock option plan, on terms and conditions consistent with such plan.

          3.03.    Disability Insurance. The Employer shall provide the Employee
                   --------------------
with long-term disability insurance coverage such that in the event the Employee's employment by the Employer is terminated pursuant to Section 2.02(a) due to the Employee's disability, the Employee will be entitled to receive salary continuation payments at the rate of 50% of the Employee's annual base salary as of the date of such termination, such payments to commence from the date of such termination and to continue until the earlier of the tenth anniversary of the date of such termination, or the date on which the Employee is physically able to become gainfully employed in any occupation reasonably consistent with his education, training and experience.

          3.04.    Vacation. The Employee shall receive six (6) weeks paid
                   --------
vacation per year, such vacation to be taken when and as desired by the Employee. Any time spent by the Employee at professional meetings, instructional courses and other meetings of like nature so as to better enable the Employee to perform professional services in the employ of the Employer shall not be considered vacation time.

          3.05.    Other Compensation and Benefits Generally. In addition to the
                   -----------------------------------------
foregoing, the Employee shall be permitted during the period of his employment hereunder to participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and similar benefits that may be available to other senior executives of the Employer generally, on the same terms and conditions as such other executives, in each case to the extent that the Employee is eligible under the terms of such plans or programs.

          3.06.    Expenses. The Employer shall pay or reimburse the Employee
                   --------
for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Employee in the performance of the Employee's services under this Agreement; provided that the Employee submits proof of such expenses, with the properly completed forms as prescribed from time to time by the Employer in accordance with the Employer's policies and procedures.

                        Article 4.    CERTAIN COVENANTS

          4.01.    Noncompetition. During the period of the Employee's
                   --------------
employment hereunder and for two years thereafter, the Employee shall not accept employment with any employer in competition with, nor engage in any activities in competition with, the business of the Employer or any of its affiliates if such employment or activities are carried on within a twenty-five-mile radius of any hospital or outpatient rehabilitation clinic now or hereafter managed by the Employer or any of its affiliates or owned by the Employer or any of its affiliates to the extent of more than 5% of the equity thereof. In addition, this Section 4.01 shall not prevent the Employee from acquiring as a passive investor up to 5% of the equity of a competing enterprise so long as the Employee does not participate in the management thereof.

          4.02.    Confidentiality. The Employee covenants and agrees that he
                   ---------------
will not, to the detriment of the Employer, at any time during or after the termination of his employment hereunder, reveal, divulge or make known to any person (other than the Employer or its officers, employees or agents who need to know such information, or as a result of legal process) or use for his own account or the account of any other person any confidential or proprietary records, data, trade secrets, customer lists or any other confidential or proprietary information whatsoever (the "Confidential Information") used by the Employer and made known (whether or not with the knowledge and permission of the Employer, and whether or not developed, devised or otherwise created in whole or in part by the efforts of the Employee) to the Employee by reason of his association with the Employer. The Employee further covenants and agrees that he shall retain all such knowledge and information which he shall acquire or develop respecting such Confidential Information in trust for the sole benefit of the Employee and its successors and assigns.

          4.03.    Nonsolicitation. The Employee covenants and agrees that,
                   ---------------
during the period of the Employee's employment hereunder and for a period of one year after the termination thereof, he will not whether for his own account or for the account of any other person, firm, corporation or other business organization intentionally interfere with the Employer's relationship with, or endeavor to entice away from the Employer, any person who is, or was at any time during the one-year period preceding the end of such term, employed by or associated with the Employer in an executive, managerial or sales capacity.

          4.04.    Property of the Employer. All written materials, records and
                   ------------------------
documents made by the Employee or coming into his possession concerning the business or affairs of the

Employer shall be the sole property of the Employer and, upon the termination of the Employee's employment hereunder or upon request of the Employer at any time, the Employee shall promptly deliver the same to the Employer and shall retain no copies thereof.

          4.05.    Enforcement; Remedies. The Employee acknowledges and agrees
                   ---------------------
that any breach by him of any of the provisions of Sections 4.01 through 4.04 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Employee breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Employer shall have the right and remedy (upon compliance with any necessary prerequisites imposed by law upon the availability of such remedy), which shall be independent and severally enforceable, and which shall be in addition to, and not in lieu of, any other rights and remedies available to the Employer under law or in equity (including, without limitation, the recovery of damages), to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Employee of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants. The existence of any claim or cause of action by the Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

          4.06.    In General. If any decisionmaker determines that any of the
                   ----------
covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced. The parties hereto understand that each of the covenants of the Employee contained in this
Article 4 is an essential element of this Agreement. The Employee's obligations under this Article 4 shall survive the termination of this Agreement.

                         Article 5. CHANGE OF CONTROL

          5.01.    Payment Due.
                   -----------

                   (a)   Certain Terminations Following a Change of Control.
                         --------------------------------------------------
If, during the Term, there should be a Change of Control (as defined in Section 5.02), and within the one-year period immediately following the Change of Control the Employee's employment with the Employer (i) is terminated by the Employer without cause as defined in Section 2.02(b), or (ii) is termination by the Employee for any reason, then on or before the Employee's last day of providing services hereunder, in lieu of any other rights to cash compensation he may have under this Agreement which have not accrued by such date, including any compensation pursuant to Section 2.02(e), (A) the Employer will pay to the Employee any base salary and other benefits earned and accrued under this Agreement, (B) the Employer will pay to the Employee a lump sum cash payment equal to his total cash compensation for base salary and bonus for the immediately preceding three completed calendar years (or equal to three times his average total annual cash compensation for base salary and bonus for his years of service to the Employer, if less than three years), (C) the Employer agrees that such termination would not be voluntary or a termination "for cause" as contemplated by any stock option or other incentive plans and any stock option or other award agreements entered into between the Employer and the Employee

(including agreements that may be entered into after the date hereof), and that all unvested, unexercised stock options to purchase stock of the Employer held by the Employee shall become fully vested and exercisable as of the date of such termination, and the Employee will have the right to exercise, at any time prior to the later of three months after the date of termination or the expiration date of such option, notwithstanding any contrary vesting schedule otherwise applicable to such options, and (D) the Employee shall have no further rights to compensation or benefits, or any other rights, hereunder.

               (b)  Certain Termination Prior to a Change of Control. If (i) the
                    ------------------------------------------------
Employee's employment is terminated by the Employer other than for cause during the Term, (ii) within the one-year period following such termination, a Change of Control occurs, and (iii) the Employee reasonably demonstrates that such termination of employment was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control, then within 10 days of such Change of Control, in lieu of any other rights to cash compensation the Employee may have under this Agreement which have not accrued by such date, including any compensation pursuant to Section 2.02(e), the Employer shall provide to the Employee all of the compensation and benefits described in clauses (B) and (C) in Section 5.01(a), provided that the payment described in such clause (B) shall be reduced by the total of any and all payments made to the Employee pursuant to Section 2.02(e) hereof, and the Employee shall have no further rights to compensation or benefits, or any other rights, hereunder.

      5.02.    Definition of Change of Control.
               -------------------------------

         (a)   Prior to a Public Offering. Subject to Section 5.02(c) below, a
               --------------------------
"Change of Control" shall be deemed to have occurred, prior to a Public Offering (as defined below), upon (i) any sale, lease, exchange or other transfer of all or substantially all of the property and assets of the Employer (on a consolidated basis) to an entity, other than an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Employer immediately prior to such sale or other transfer, (ii) any merger or consolidation to which the Employer is a party and as a result of which the holders of the voting securities of the Employer immediately prior thereto own less than a majority of the outstanding voting securities of the surviving entity immediately following such transaction, or (iii) any person's (excluding WCAS, GTCR and Thoma Cressey Partners, the financial sponsors of the Employer as of the date hereof), including a group's, becoming the beneficial owner of securities representing more than 50% of the voting securities of the Employer then outstanding.

         (b)   Following a Public Offering. Subject to Section 5.02(c) below, a
               ---------------------------
"Change of Control" shall be deemed to have occurred if, following a Public Offering, (i) any person including a group, but excluding any stockholder of the Employer who immediately prior to the Public Offering beneficially owned 12% or more of the Employer's outstanding shares, becomes the beneficial owner of shares of the Employer having more than 50% of the total number of votes that may be cast for the election of directors of the Employer, (ii) any person including a group, other than the Employee or any group of which the Employee is a party, increases its beneficial ownership of shares of the Employer beyond such person's ownership immediately after the Public Offering by a number of shares equal to or greater than 33% of the total number of votes that may be cast for the election of directors; (iii) the individuals who serve on the Board of Directors of the Employer as of the effective date hereof (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of the Employer; provided, however, any person who becomes a director subsequent to the effective date hereof, whose election or nomination for election was approved by a vote of at least a majority of the directors then constituting the Incumbent Directors, shall for purposes of this clause (iii) be considered an Incumbent Director;
(iv) the consummation of a merger or consolidation of the Employer in which the stockholders of the Employer immediately prior to such merger or consolidation, would not, immediately after the merger or consolidation, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of the combined voting power of the voting securities of the corporation issuing cash or securities in the merger or consolidation (or of its ultimate parent corporation, if any); or (v) there is consummated an agreement for the sale or disposition by the Employer of all or substantially all of the Employer's assets (on a consolidated basis), other than a sale or disposition by the Employer of all or substantially all of the Employer's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Employer immediately prior to such sale.

          (c)  Minimum Consideration. Notwithstanding the foregoing, in no event
               ---------------------
shall a "Change of Control" be deemed to occur for purposes of this Agreement, whether prior to or following a Public Offering, unless the total consideration for the transaction or transactions which would, absent this paragraph (c) constitute a Change of Control, has a value that is equal to or greater than $3.75 per share of common stock of the Employer (the "Minimum

Value"); provided that such Minimum Value shall be adjusted to reflect changes to such common stock in the event of a stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the structure or capitalization of the Employer, or any other event which in the discretion of the Board of Directors of the Employer necessitates such an adjustment.

                (d)  Certain Definitions. For purposes of this Section 5.02, (i)
                     -------------------
the terms "person," "group," "beneficial owner," and "beneficially own" have the same meanings as such terms under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (ii) the term "Public Offering" shall mean the consummation of the first public offering of shares of common stock of the Employer in a firm commitment underwritten offering registered under the Securities Act of 1933, as amended, on Form S-i or its successor forms, and (iii) the term "voting securities" shall mean securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or persons performing similar functions).

              Article 6. CERTAIN ADDITIONAL PAYMENTS

          6.01. If all, or any portion, of the payments or other benefits provided under any section of this Agreement (including, without limitation, Sections 2 and 5 hereof), either alone or together with other payments and benefits which the Employee receives or is entitled to receive from the Company or its affiliates, (whether or not under an existing plan, arrangement or other agreement) (collectively the "Payments") would constitute an excess "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the

"Code") and would result in the imposition on the Employee of an excise tax under Section 4999 of the Code, (such excise tax, together with any interest and penalties related thereto, are hereinafter collectively referred to as the "Excise Tax") then, in addition to any other benefits to which the Employee is entitled under this Agreement, the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in cash, in an amount such that after payment by the Employee of all taxes including, without limitation, (i) any income taxes (and any interest and penalties imposed with respect thereto) and
(ii) any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Unless the Employer and the Employee otherwise agree in writing, any determination required under this Article 6, including without limitation, the amount of payments under this Article 6 (the "Parachute Gross-up") shall be computed and made in writing by the Employer's then independent public accountants (the "Accountants"), whose determination shall be, subject to the Employee's reasonable approval of the calculations required under this Article 6, conclusive and binding upon the Employee and the Employer for all purposes. For purposes of making the calculations required by this Article 6, the Accountants may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Employee and the Employer shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this
Article 6. The Employer shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Article 6.

     6.02. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that (i)

Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder or that (ii) Gross-Up Payments that have been made will be determined to have been in excess of the Gross-Up Payments actually required (an "Overpayment"). In the event that the Employee is required to make a payment of any Excise Tax, the Accountants shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee. In the event that it is finally determined that an Overpayment has occurred, the Employee shall promptly, and in any event within 30 days of such determination, refund the amount of the Overpayment, plus any interest actually paid to the Employee with respect to the Overpayment, to the Company. The Company shall have the right with respect to the determination of either an Underpayment or an Overpayment to require the Employee to appeal the assertion of any Underpayment or to claim, and sue for, a refund of any Excise Tax paid by the Employee upon any Payment or Gross-Up Payment, provided that the Company shall promptly reimburse the Employee for all expenses, including counsel and accounting fees, incurred in connection with any such proceeding. Alternatively, the Company may undertake any such proceeding, and the Employee shall cooperate with the Company in any such proceeding.

                          Article 7.    MISCELLANEOUS

          7.01.   Assignment and Successors. This Agreement shall not be
                  -------------------------
assignable by the Employee; and shall be assignable by the Employer only to a person, firm or corporation which may become a successor in interest to the Employer with respect to the business or a substantial portion of the business presently operated by it. The Employer will require any purchaser of all or substantially all of the assets of the Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform if no such purchase had taken place. As used in this Agreement, the Employer shall mean the Employer as hereinbefore defined and any purchaser of its assets as aforesaid which executed and delivers the agreement provided for herein.

          7.02.    Release. Upon payment of any amount required under Section
                   -------
2.02(e) or Section 5.01 hereof, the Employee shall deliver to the Employer a general release of liability of the Employer and its officers and directors in a form reasonably satisfactory to the Employer.

          7.03.    Withholding. All payments made pursuant to this Agreement
                   -----------
shall be subject to withholding of applicable deductions and income and employment taxes.

          7.04.    Entire Agreement. This writing represents the entire
                   ----------------
agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may not be altered or amended except by an agreement in writing.

          7.05.    Binding Effect. Subject to Section 7.01, this Agreement shall
                   --------------
be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

          7.06.    Notices. Any notice or other communication required or
                   -------
permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails to the following addresses:

          If to Employee:

          Robert A. Ortenzio
          1709 Olmstead Way East
          Camp Hill, PA 17011

          If to the Employer:

          Select Medical Corporation
          4718 Old Gettysburg Road
          Mechanicsburg, PA 17055
          Attention: General Counsel

          7.07.  Waivers and Amendments. This Agreement may be amended,
                 ----------------------
superseded, canceled, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. Except as expressly provided herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

          7.08.    Governing Law. This Agreement has been negotiated and
                   -------------
executed within the Commonwealth of Pennsylvania, and the validity, interpretation and enforcement of this Agreement shall be governed by the laws of Pennsylvania.

          7.09.    Headings. The headings of paragraphs in this Agreement are
                   --------
for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                SELECT MEDICAL CORPORATION, a
                                                Delaware corporation

                                                By: /s/ Michael E. Tarvin
                                                   -----------------------------
                                                       Michael E. Tarvin,
                                                       Senior Vice President


                                                   /s/ Robert A. Ortenzio
                                                 -------------------------------
                                                       Robert A. Ortenzio